NEWS RELEASE

ViewCast Contact: Laurie L Latham Chief Financial Officer Tel: +1 (972) 488-7200	PR Agency Contact: Jessie Glockner Rainier Communications Tel: +1 (508) 475-0025 x140 E-mail: jglockner@rainierco.com	Investor Contact: Matt Clawson Allen & Caron Tel: +1 (949) 474-4300 E-mail: matt@allencaron.com

ViewCast Reports 2009 First Quarter Results

PLANO, Texas – May 14, 2009 - ViewCast Corporation (OTCBB: VCST), a developer of industry-leading hardware and software for the transformation, delivery and management of professional quality video over broadband and mobile networks, today reported its results for the quarter ended March 31, 2009.

Results for the first quarter included continued strategic and operational progress despite a soft economy that limited year-over-year revenue growth in the period as OEM customers and end-users delayed purchasing decisions.  During the period, the Company continued to invest actively in its sales and marketing platform and channels as it prepares to launch a broader and more integrated range of products beginning this summer.

Highlights of the Quarter
Important progress made in the first quarter and subsequent weeks included:

•
The game-changing purchase of the assets of Ancept, which leverages the power of IBM® Filenet® and IBM Content Manager to sell software solutions to manage and automate media, from production to scheduling, editing, processing and content distribution.

•
The introduction of two new powerful encoding appliances in the Company’s award winning Niagara line: the Niagara® 2100, the lowest priced streaming appliance on the market, and the Niagara® 7500, a powerful, feature-rich streaming appliance for Web-based delivery of high-definition video.

•	The broadening of its distribution platform in Europe with the signing of New Media AV, a powerful technology and media reseller with active channels across both western and eastern Europe.

ViewCast President and Chief Executive Officer Dave Stoner said, “Economic contractions are temporary, and we are actively managing to grow our market share and product portfolio during this period and to emerge with a more powerful growth engine.  More and more enterprises are discovering ways to drive new revenue streams and corporate efficiencies by creating and using video assets, and we are rapidly developing and launching products to meet those specific needs.  Most importantly in the first quarter, the acquisition of the Ancept content management product gives us another link in the streaming technology chain and allows us to sell to customers that we were not reaching before and to sell additional technology to our current customer base.”

First Quarter Financial Results
Revenues for the 2009 first quarter were $4.2 million, up modestly from the $4.1 million in first-quarter 2008. Sales of appliance-based technologies were up by more than 50 percent from the prior year period and were positively impacted by orders from a large OEM that had been delayed in the fourth quarter of 2008.  The sale of Osprey cards slowed in the period due to generally soft economic conditions and in particular, a reduction in system integration projects during the period. Gross profit was $2.6 million, or 62.6 percent of revenues, in the first quarter 2009, compared to $2.8 million, or 67.5 percent of revenues, in first-quarter 2008.  The decline was principally due to slightly lower average selling prices and a shift in product mix towards a higher number of OEM appliance units sold.

Operating expenses for first-quarter 2009 were $3.1 million, compared to $2.5 million for first-quarter 2008 as the Company continued to invest in new product introductions, the sales and marketing platform and staff, and the legal and administrative costs associated with the acquisition of the Ancept assets.  The operating loss was $501,000, compared to operating income of $246,000 for first-quarter 2008.

MORE-MORE-MORE

ViewCast Reports 2009 First Quarter Financial Results
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Net loss for first-quarter 2009 was $535,000 compared to a net income of $201,000 in the first quarter of 2008. After preferred dividends, the first-quarter 2009 net loss per share applicable to the common shareholders was $(0.02) per share on a fully diluted basis compared to net loss of less than a penny per share, in the first quarter of 2008.

EBITDA (earnings before interest, taxes, depreciation and amortization) for first-quarter 2009 was $(343,000), compared to $358,000 in first-quarter 2008. EBITDA is a non-GAAP measure that ViewCast management believes can be helpful in assessing the Company’s overall performance and considers as an indicator of operating efficiency and earnings quality. The Company suggests that EBITDA be viewed in conjunction with the Company’s reported financial results or other financial information prepared in accordance with GAAP.

ViewCast CFO Laurie Latham said that cash and cash equivalents were $1.5 million at March 31, 2009 compared to $1.6 million at the end of 2008, and total assets rose to $9.4 million at March 31, 2009 from $8.7 million at the end of 2008.

Stoner added, “Our growing ability to deliver streaming content better, in higher quality and more economically than our competitors and the addition of the Ancept content management technology and services all combine to significantly increase our target market opportunity.  We are managing toward a fast-growing market beyond the short-term economic uncertainties, and we believe that our aggressive market stance together with our cost structure and supply chain management will pay off in greater market share, profit and more robust growth as the cycle reverses itself.”

Conference Call Information
A conference call with management is scheduled today at 11 a.m. EDT to discuss the Company’s financial results, business strategy and outlook for 2009. The call may be accessed by dialing 888-561-1799 five minutes prior to the scheduled start time and referencing ViewCast. Callers outside the United States may dial +1-480-629-9869 for access. In addition, a live audio webcast of the call will be available at http://www.viewcast.com/irconferencecall. An archive of the webcast will be available at the same web page beginning approximately 30 minutes after the end of the call.

About ViewCast Corporation
ViewCast develops industry-leading hardware and software for the transformation, management and delivery of professional-quality video over IP and mobile networks. ViewCast’s award-winning solutions simplify the complex workflows required for the Web-based streaming of news, sports, music, and other video content to computers and mobile devices, empowering broadcasters, businesses, and governments to easily and effectively reach and expand their audiences. With more than 300,000 video capture cards deployed globally, ViewCast sets the standard in the streaming media industry. ViewCast Niagara® streaming appliances, Osprey® video capture cards, and Niagara SCX® encoding and management software provide the highly reliable technology required to deliver the multi-platform experiences driving today’s digital media market.  Ancept Media Server has been established as one of few digital asset management solutions capable of supporting the needs of large enterprises, while remaining flexible and affordable enough to serve the needs of small to medium businesses. Fortune 1000 companies, educators, small businesses and public sector organizations have chosen Ancept to help meet their media production, management and distribution needs.

ViewCast, Osprey, Niagara, Niagara SCX, GoStream, SimulStream, and EZStream are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries. All other trademarks appearing herein are the property of their respective owners.

Safe Harbor Statement
Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current outlook. Such statements apply to future events and are therefore subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in market and business conditions, demand for the Company’s products and services, technological change, the ability of the Company to develop and market new products, increased competition, the ability of the Company to obtain and enforce its patent and avoid infringing other parties’ patents, changes in government regulations and whether the above-described acquisition of Ancept’s assets is successfully integrated.   All written and verbal forward-looking statements attributable to ViewCast and any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the company's reports on Form 10-K and 10-Q on file with the U.S. Securities and Exchange Commission.

Financial Tables Follow

ViewCast Reports 2009 First Quarter Financial Results
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VIEWCAST CORPORATION
OPERATING HIGHLIGHTS
(Unaudited)
(In thousands – except per share amounts)

	Three Months Ended
	March 31,
	2009	2008

Net sales	$4,217	$4,116

Cost of sales	1,578	1,337

Gross profit	2,639	2,779

Total operating expenses	3,140	2,533

Operating income (loss)	(501)	246

Total other expense	(34)	(40)

Income tax expense	0	(5)

Net income (loss)	$(535)	$201

Preferred dividends	(205)	(205)

Net loss applicable to common stockholders	$(740)	$(4)

Net loss per common share:

Basic and Diluted	$(0.02)	$(0.00)

Weighted Average number of
common shares outstanding:
Basic and Diluted	33,137	32,080

RECONCILIATION OF NET INCOME TO EBITDA
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2009	2008

Net income (loss)	$(535)	$201

Depreciation and amortization	158	112

Total other and income tax expense	34	45

EBITDA	$(343)	$358

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